SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Amendment to the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan

The Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI”) previously approved, subject to stockholder approval, an amendment to the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”) that would increase the number of shares of FTI’s common stock that may be delivered pursuant to awards granted under the 2009 Plan by an additional 4,500,000 shares (the “Amendment”). According to the results from FTI’s Annual Meeting of Stockholders held on June 2, 2010 (the “Annual Meeting”), FTI’s stockholders approved the Amendment. The foregoing description of the Amendment is qualified in its entirety by reference to the text of the 2009 Plan (amended and restated as of June 2, 2010), which was filed as Appendix A to FTI’s Definitive Schedule 14A - Proxy Statement dated April 23, 2010 (“Proxy Statement”) filed with the Securities and Exchange Commission on April 23, 2010 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

A total of 42,356,649 shares, or 90.19%, of the common stock issued and outstanding as of the record date of April 1, 2010, was represented at the meeting by proxy or in person. The proposals below were described in detail in the Proxy Statement for the Annual Meeting. At the Annual Meeting, stockholders elected Brenda J. Bacon, James W. Crownover, Dennis J. Shaughnessy and George P. Stamas as Class II directors of FTI to hold office until the 2013 annual meeting of stockholders. The stockholders also approved (i) Proposal 2 to amend the 2009 Plan to increase by 4,500,000 shares the number of shares of common stock authorized and reserved for issuance under the plan and (ii) Proposal 3 to ratify the retention of KPMG LLP as FTI’s independent registered public accounting firm for the year ending December 31, 2010.

Abstentions and broker non-votes were not be counted as votes cast either for or against Proposal 3 and had no impact on the results of the vote for that Proposal. Broker non-votes or the withholding of authority to vote for a particular nominee for director did not count as a vote cast either for or against such nominee and had no impact on the election of such nominee as a director of FTI. Approval of Proposal 2 required that the total votes cast represent over 50% in interest of all securities entitled to vote on that Proposal and that a majority of the votes cast at the Annual Meeting vote in favor of that Proposal. Under the New York Stock Exchange stockholder approval requirements, abstentions are treated as votes cast. Accordingly, abstentions had the effect of a vote against Proposal 2. Notwithstanding that broker non-votes are not counted as votes cast on Proposal 2, the total votes cast represented over 50% in interest of all securities entitled to vote on that Proposal.

The results of the Annual Meeting are as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the

Annual Meeting, and were elected at the Annual Meeting as Class II directors until the 2013 annual meeting of stockholders. Directors of FTI who did not stand for election at the 2010 annual meeting continued as directors of FTI following the meeting

	For	Authority Withheld	Broker Non-Votes
Brenda J. Bacon	38,662,160	1,032,197	2,662,292
James W. Crownover	38,542,742	1,151,615
Dennis J. Shaughnessy	38,660,288	1,034,069
George P. Stamas	37,451,167	2,243,190

Proposal 2

The Proposal to amend the 2009 Plan to increase by 4,500,000 shares the number of shares of common stock authorized and reserved for issuance under the plan, as described in the Proxy Statement, was approved with approximately 53.85% of the shares cast on this Proposal at the Annual Meeting voting for the Proposal, and approximately 44.66% of the shares cast at the Annual Meeting voting against the Proposal. Stockholders voted 39,108,632 shares, or approximately 83.27% of the total shares, entitled to vote on this Proposal.

For	Against	Abstained	Broker Non-Votes
21,378,115	17,730,517	585,725	2,662,292

Proposal 3

The Proposal to ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, as described in the Proxy Statement, was approved with approximately 93.36% of the shares cast at the Annual Meeting voting for the Proposal, and approximately 6.58% of the shares cast at the Annual Meeting voting against the Proposal.

For	Against	Abstained
39,544,738	2,787,400	24,511

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 7, 2010	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Ethics Officer